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                                                                    EXHIBIT 10-D



                                VERITAS DGC INC.
                            (FORMERLY DIGICON INC.)

                 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                   (AS AMENDED AND RESTATED FEBRUARY 17,1997)


1. Purpose of the Plan. The purpose of the Veritas DGC Inc. 1992 Non-Employee Director Stock Option Plan ("Plan") is to attract the services of experienced and knowledgeable non-employee directors and provide an opportunity for ownership by such non-employee directors of the common stock, $.01 par value ("Common Stock"), of Veritas DGC Inc., a Delaware corporation ("Company").

2. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company or any committee duly appointed thereby ("Board"). Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting.

3. Stock Reserved for the Plan. The maximum number of shares of Common Stock which may at any time be subject to outstanding options issued under the Plan is 600,000. The Company shall reserve for issuance pursuant to the Plan such number of shares of Common Stock as may from time to time be subject to options granted pursuant to the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

4. Grant of Options. Each director of the Company who is not otherwise an employee of the Company or any of the Company's subsidiaries (as defined in Section 425(f) of the Internal Revenue Code of 1986, (as amended) (hereinafter referred to as an "Eligible Director") and (who is a member of the Board after December 31, 1996)(the "Effective Date") shall be granted on each Date of Grant (as defined below) (provided that on such Date of Grant such Eligible Director is a member of the Board) one option to acquire to 10,000 shares of Common Stock (the "Option"). The exercise price per share of Common Stock of the Option granted to an Eligible Director shall be the Fair Market Value of the Common Stock on the Date of Grant.

         Special Provision for Newly-Elected Directors. In the case of a director who is initially elected or appointed to the Board between Dates of Grant, the Board may in its discretion grant an option to such newly elected or appointed director for a number of shares of Common Stock not to exceed 10,000; provided that any such option shall have an exercise price of at least equal to the fair market value of the Common Stock on its date of grant.

         For the purposes of this paragraph 4, the following terms shall have the following meanings:
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                          (x)     "Date of Grant" means March 11, 1997, and
                          thereafter the date of the first meeting of the Board in each odd numbered year after the Effective Date on which an Eligible Director is a member of the Board.

                          (y) "Fair Market Value" of a share of Common Stock on any date shall be (i) the closing sales price on the Date of Grant of a share of Common Stock as reported on the principal securities exchange on which shares of the Common Stock have been listed or admitted to trading or (ii) if not so reported, the average of the average closing bid and asked prices for a share of Common Stock on the Date of Grant as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or
                          (iii) if not, quoted on the NASDAQ, the average of the average closing bid and asked prices for a share of Common Stock on the Date of Grant as quoted by the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion.

5. Option Agreement. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Board, which shall be subject to the terms and conditions of the Plan. Any agreement may contain such other terms, provisions and conditions as may be determined by the Board and that are not inconsistent with the Plan.

6. Term of Options. Each Option granted will be exercisable as to 25% of the shares of Common Stock covered by such Option at any time after the first anniversary of the Date of Grant and as to an additional 25% on each anniversary thereafter until the fifth anniversary of the Date of Grant, following which the Option will be exercisable in full; provided, however, that no Option shall be exercisable after the expiration of ten years from the Date of Grant; and, provided further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

7. Procedure for Exercise. Options shall be exercised by written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and specifying the address to which the certificates for such shares are to be mailed. Such notice shall be accompanied by cash or certified check, bank draft, or postal or express money order payable to the order of the Company in an amount equal to the product obtained by multiplying the Option exercise price times the number of shares of the Common Stock with respect to which the Option is then being exercised. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the optionee a certificate or certificates for the number of shares with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified pursuant to this paragraph 7.
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8.       Assignability. An Option shall not be assignable or otherwise transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, and the rules and regulations in effect from time to time thereunder and Title I of the Employee Retirement Income Security Act, as amended, and the rules and regulations in effect from time to time thereunder. During an optionee's lifetime an Option shall be exercisable only by the optionee.

9.       Effect of Termination.

         (i) In the event of the death of an optionee, the Options granted to him may be exercised (to the extent he would have been entitled to do so at the date of his death) at any time and from time to time by the executor or administrator of his estate or by the person or persons to whom his rights under the Options shall pass by will or the laws of descent and distribution, but in no event may the Option be exercised after the earlier of (i) one year from the optionee's death or
                 (ii) its expiration.

         (ii) If an optionee ceases to be a director of the Company, the Options granted to him may be exercised (to the extent he would have been entitled to do so at the date that he ceases to be a director) at any time and from time to time thereafter prior to the earlier of (i) one year from the optionee's cessation of service as a director or (ii) expiration of the Option.

         (iii) No transfer of an Option by an optionee by will or by the laws of descent and distribution or pursuant to a QDRO shall be effective to bind the Company unless the Company shall have been furnished with written notice of the same and an authenticated copy of the will, the QDRO and such other evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance of the transferee or transferees of the terms and conditions of such Option and the terms and provisions of the Plan.

10. No Rights as Stockholder. No optionee shall have any rights as a stockholder with respect to shares covered by an Option until the date of issuance of a stock certificate or certificates for such shares of Common Stock.

11. Extraordinary Corporate Transactions. New options may be substituted for the Options granted under the Plan, or the Company's duties as to Options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company, or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing or the provisions of paragraph 15 hereof, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new Options for, and substantially equivalent to, the Options granted hereunder, or assume the Options granted hereunder, the Options granted hereunder shall be canceled, immediately
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         prior to the effective date of such event, and, in full consideration of such cancellation, and the optionee to whom the Option was granted shall be paid an amount in cash equal to the excess of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event less (ii) the exercise price of the Option.

12. Change, of Control. If, at any time, a person, entity or group (including, in each case, all other persons, entities or groups controlling, controlled by, or under common control with or acting in concert or concurrently with, such person, entity or group) shall hold, purchase or acquire beneficial ownership (including without limitation power to vote) of 50% or more of the then outstanding shares of the Company's Common Stock, then any portion of the Options which have not yet become exercisable shall thereupon become immediately exercisable, and, except with respect to the limitations set forth in paragraph 6 hereof, the limitations set forth above as to the earliest date at which an option may be exercised shall thereupon become null and void and of no further effect whatsoever.

13. Investment Representation. Each option agreement shall contain an agreement that, upon demand by the Board for such a representation, the optionee (or any person acting under paragraph (9(i)) shall deliver to the Company at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof or such other representation as the Board deems advisable. Upon such demand, delivery of such representation, prior to the delivery of any shares issued upon exercise of an Option and prior to the expiration of the option period, shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

14. Amendments or Termination. The Board may amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment shall (i) increase the number of shares subject to the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) modify the number or time at which Options may be granted.

15. Changes in Company's Capital Structure. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or any bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any reorganization or other corporate act or proceeding, whether of a similar character or otherwise; provided, however, that if the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares then subject to any outstanding Option shall be appropriately and equitably adjusted so as to maintain the proportionate
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         number of shares without changing the aggregate option price of any outstanding Option.

16. Compliance with Other Laws and Regulations. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body or national securities exchange which the Company shall, in its sole discretion, determine to be necessary or advisable.

17. Effective Date and Term of the Plan. The Plan was adopted by the Board of Directors on October 29, 1992, and approved by the stockholders of the Company at the annual meeting on December 17, 1992, and amended and restated by the Board on February 17, 1997.